EXHIBIT 99.1

Phone: 800-213-0689 www.newenergytechnologiesinc.com	Ms. Briana L. Erickson New Energy Technologies, Inc. 9192 Red Branch Road, Suite 110 Columbia, MD 21045 Email: Briana@NewEnergyTechnologiesInc.com

News Release

New Energy Announces Commercial & Military Aircraft Applications for its See-Through Coatings Able to Generate Electricity

Columbia, MD – September 9, 2013 – New Energy Technologies, Inc. (OTCQB: NENE), developer of the world’s first-of-its-kind, see-through technology capable of generating electricity on glass and flexible plastics, announced today that the Company has expanded the use of its SolarWindow™ coatings to include two new product lines.  These products are the result of several new inventions -- the subject of seven (7) new patent filings -- for commercial and military aircraft, and the safety and security of military pilots.

“These product developments allow us strategic entry into flight function and safety, and aircraft power while maintaining focus on the ongoing development of SolarWindow™”, stated Mr. John A. Conklin, President and CEO of New Energy Technologies, Inc. “These are the kinds of products which position the Company as a world-class innovator, using our see-through electricity-generating coatings in high-value applications.”

Stock Image of Fighter Pilot and Aircraft Canopy	Aircraft and pilots represent prized, capital intensive resources in both military and commercial sectors. In the United States, nearly $400 billion is slated for the F-35 Joint Strike Fighter program alone, with approximately $1 trillion in projected maintenance costs for the jets. According to a recent report in the Los Angeles Times, the US Air Force estimates that it costs taxpayers about $6 million to train each fighter pilot. Today’s popular commercial aircraft such as DC-9 and 747 models can cost anywhere from $40 - $360 million; a single United Airlines order accounted for nearly $15 billion in 2012.

Aircraft windows and fuselage surfaces, and related components; and pilot flight suits, helmets, and visors are among target surfaces included in New Energy’s latest inventions to make use of the Company’s electricity-generating SolarWindow™ coatings. The production of electricity on such surfaces and materials is possible when researchers lightly tint their surfaces with New Energy’s flexible organic, electricity-generating coatings. The result is aesthetically pleasing see-through surfaces, which can have uniquely tailored properties, that generate electricity.

“Unlike traditional PV, New Energy’s SolarWindow™ coatings produce electricity from both natural sunlight and artificial light sources, and the system continues to produce power in low-light or shaded conditions,” explained Dr. Scott Hammond, Principal Scientist of New Energy Technologies, Inc. “Given unknown and uncertain conditions a downed pilot or compromised aircraft could encounter, the Company’s SolarWindow™ technology is an attractive potential source of emergency electricity that could aid in pilot or passenger survival and recovery.”

Researchers envision applying SolarWindow™ coatings to pilot safety equipment, thus providing much-needed ultra-lightweight emergency power to downed pilots. Researchers further anticipate that supplementary power production from SolarWindow™ coatings could reduce the size and weight of ancillary power systems aboard today’s aircraft, potentially improving fuel consumption while increasing usable aircraft space.

Conventional solar-photovoltaic (PV) technologies are generally heavy, thick, opaque, and rigid. New Energy’s electricity-generating coatings are ultra-thin (less than the thickness of the human hair) and inherently lightweight and flexible, which potentially allows unique applications for moving and non-planar surfaces such as aircraft components, flight suits, and helmets and visors – the subjects of various new inventions and seven (7) new patent filings announced today.

The Company’s IP Portfolio for the world’s first-of-its-kind technology capable of generating electricity on see-through glass windows and plastic, SolarWindow™, and today’s new product development inventions are the subject twenty-one (21) US and International patent filings.

About New Energy Technologies, Inc.
New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

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MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles – a patent-pending technology, the subject of 45 US and International patent applications.  An estimated 250 million registered vehicles drive more than six billion miles on America’s roadways, every day; and

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SolarWindow™ technologies, which enable see-through windows to generate electricity by ‘spraying’ their glass surfaces with New Energy’s electricity-generating coatings – the subject of 21 patent applications.  These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation.  Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start-up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.